UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 19, 2004

                                 MONROE BANCORP
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             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA
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                 (State or Other Jurisdiction of Incorporation)

              000-31951                                  35-1594017
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       (Commission File Number)                (IRS Employer Identification No.)

       210 East Kirkwood Avenue
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          Bloomington, IN                                               47408
(Address of Principal Executive Offices)                               Zip Code)

                                 (812) 336-0201
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

                  On October 19, 2004, Monroe Bancorp issued a press release setting forth third quarter and year to date 2004 earnings and a financial summary, a copy of which is filed herein as
                  Exhibit 99.1 for reporting under Item 2.02.

                  The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filing of Monroe Bancorp under the Securities Act of 1933.

                  In January 2003, the United States Securities and Exchange Commission ("SEC") issued Regulation G, "Conditions for Use of Non-GAAP Financial Measures." A non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flow that excludes (includes) amounts or adjustments that are included (excluded) in the most directly comparable measure calculated in accordance with generally accepted accounting principles ("GAAP"). Regulation G requires companies that present non-GAAP financial measures to disclose a numerical reconciliation to the most directly comparable measurement using GAAP as well as the reason why the non-GAAP measure is an important measure.

                  Management has used several non-GAAP financial measures in this press release. First, non-interest income and non-interest expense are reported without the effect of unrealized gains and losses on securities which is a non-GAAP financial measure. Other income includes realized and unrealized securities gains and losses on trading securities (mutual funds) held in a grantor trust ("rabbi trust") in connection with the Company's Directors' and Executives' Deferred Compensation Plans. These securities are held as trading securities, hence, unrealized gains and losses are recognized on the income statement. Any unrealized or realized losses on securities held in the rabbi trust net of any dividend or interest income earned on the securities in the rabbi trust (included in net interest income) are directly offset by a decrease to directors' fee/deferred executive compensation expense (included in other expense), and conversely, any net realized or unrealized gains combined with interest and dividends earned on the securities in the trust are directly offset by an increase to directors' fee/deferred executive compensation expense. These offsets are included in the line item identified in the consolidated financial statements as "Appreciation (depreciation) on directors' and executives' deferred compensation plans." The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year other income and other expense can be made if the rabbi trust realized and unrealized gains and losses and offsetting appreciation (depreciation) on the deferred compensation plans are removed.

                  Second, non-interest income is also reported without the effect of realized gains on security sales. These gains are removed to show a comparison of recurring revenue sources.

                  Third, income for the nine months ended September 30, 2003 is reported excluding an additional $2,300,000 provision ($1,389,000 after tax) for loan losses taken during the second quarter of 2003. This additional provision was taken as a result of loans made to a real estate developer who filed bankruptcy and to parties affiliated with the developer. We believe the non-GAAP disclosures of net income and various ratios before the special provision are useful to both investors and management because they provide insight into how the Company would have performed in 2003 without this additional provision. A separate schedule reconciling income before and after the additional provision is being provided.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 19, 2004

                                                       MONROE BANCORP

                                                       /s/ Gordon M. Dyott
                                                       -------------------------
                                                       Gordon M. Dyott
                                                       Executive Vice President,
                                                       Chief Financial Officer